Exhibit 10.5

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan

Non-Qualified Stock Option Agreement

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), granted under the PharMerica Corporation 2007 Omnibus Incentive Plan (the “Plan”), is effective as of                         , 20    , and is entered into by and between PharMerica Corporation, a Delaware Corporation (the “Company”), and                                          (the “Optionee”).

Preliminary Statements

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee an option to purchase shares of the Company’s Stock (the “Stock”), in order to provide the Optionee with a significant equity interest in the Company so that the Recipient will have a greater incentive to perform at the highest level and further the interests of the Company and the shareholders of the Company; and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Option. On the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company              shares of Stock. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The date of grant of this Option is                         , 200     (the “Grant Date”).

The Optionee’s right, if any, to continue to be employed by the Company will not be enlarged or otherwise affected by the receipt of this Option, and the receipt of this Option will not in any way restrict the right of the Company to terminate the Optionee’s employment at any time.

2. Price. The purchase price (the “Option Price”) for the shares of Stock subject to the Option granted by this Agreement is $             per share, which is equal to the Fair Market Value of the Stock on the Grant Date.

3. Vesting of the Option. The Option granted pursuant to this Agreement shall vest and become exercisable in accordance with the following provisions:

(a) Vesting of the Option. Provided that the Optionee remains in the continuous employment of the Company through the vesting period, the Option shall vest and become exercisable in accordance with the following schedule:

Vesting Date	No. of Shares Vested	Total Percentage of Option Vested
25%

50%

75%

100%

There shall be no proportional vesting prior to any Vesting Date; all vesting shall occur only on the Vesting Date.

(b) Acceleration of Vesting of the Option. The Option shall become fully vested and exercisable upon the occurrence of any of the following events:

(i) the termination of the Optionee’s employment with the Company by reason of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), or due to the Optionee’s Retirement from the Company. For purposes hereunder, Retirement shall mean a termination of the Optionee’s employment at or after age 62 for any reason except by the Company for Cause, provided, that the Recipient has also been employed by the Company for at least five years.

(ii) within one (1) year following a Change in Control, (A) the Optionee’s employment is terminated by the Company without Cause (as defined in Section 3(c)(ii) below) or (B) a termination of employment by the Optionee for “Good Reason” and provided that the Optionee executes a non-revocable written release in the form provided by the Company or its successors. For purposes hereunder, “Good Reason” shall mean either:

(A) a reduction of the Optionee’s salary other than (i) a reduction based on the Company’s financial performance, or (ii) a reduction made to the salaries provided to all or most of the other management or executive employees of the Company with similar responsibilities, positions, compensation or other criteria as determined by the Committee in good faith;

(B) a significant change in the Optionee’s responsibilities and/or duties which constitutes, when compared to the Optionee’s responsibilities and/or duties before the Change of Control, a demotion; or a material loss of title or office; or

(C) the relocation of the offices at which the Optionee is principally employed as of the Change of Control to a location more than fifty (50) miles from such offices, which relocation is not approved by the Optionee.

(iii) Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate all or any portion of the vesting of the Option at any time.

(c) Forfeiture of the Option. The Option shall be subject to forfeit in accordance with the following provisions:

(i) the unvested portion of the Option shall automatically be forfeited upon the date that the Optionee ceases to perform services for the Company for any reason other than the Optionee’s termination for Cause.

(ii) if the Optionee is terminated by the Company for Cause, the Option, whether or not vested, shall automatically and immediately terminate as of the morning of the date of such removal for Cause. For purposes hereunder, Cause means:

(A) any willful, material violation of any law or regulation applicable to the business of the Company;

(B) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration of a common law fraud;

(C) commission of any act of personal dishonesty which involves personal profit in connection with the Company;

(D) intentional wrongful disclosure of confidential information of the Company;

(E) intentional wrongful engagement in any competitive activity,

(F) the willful and continued failure or refusal to perform the material duties required of the Optionee as an employee, officer, director or consultant of the Company (other than as a result of disability);

(G) disregard of the policies of the Company so as to cause material loss, damage or injury to the property, reputation or employees of the Company;

(H) ongoing alcohol/drug addiction and a failure by the Optionee to successfully complete a recovery program, or

(I) any other misconduct by the Optionee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

4. Exercise of the Option. Except as otherwise provided herein, the Option granted pursuant to this Agreement shall be exercisable as follows:

(a) Exercise by the Optionee. Only the Optionee receiving the Option (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative and in the case of the Optionee’s death, the Optionee’s estate) may exercise the Option.

(b) Option Term. Any non-forfeited portion of the Option shall be exercisable until the date it terminates. The Option shall no longer be exercisable and shall terminate upon the earliest to occur of:

(i) the seven (7) year anniversary of the Grant Date;

(ii) the one (1) year anniversary of the termination date of the Optionee’s employment with the Company on account of death or disability (within the meaning of Section 22(e)(3) of the Code) or retirement at or after age 62;

(iii) the date that is ninety (90) days after the termination date of the Optionee’s employment with the Company for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code), retirement from the Company at or after age 62 or a termination for Cause; or

(iv) the morning of the day that the Optionee is removed from service for Cause (as defined above).

(c) Method of Exercise of Option. The Optionee (or the Optionee’s representative) may exercise the Option in whole or in part, at any time to the extent it is then exercisable, by giving written notice to the Company, which notice shall include the number of shares of Stock for which it is being exercised and the form of payment. The Optionee may exercise the Option by making payment of the aggregate Option Price for the portion of the Option being exercised, and of any associated withholding tax obligations, in any of the following manners: (a) in cash (including by wire transfer or by a personal check backed by sufficient funds); (b) by surrendering and attesting to ownership of vested and nonforfeitable securities of the class then subject to the option with an aggregate Fair Market Value on the date of exercise equal to total amount owed; (c) by electing to receive securities of the class then subject to the option having a Fair Market Value, as of the date of exercise, equal to the excess, if any, of (i) the Fair Market Value on the date of exercise of the securities subject to your exercise over (ii) the sum of the aggregate Option Price, and the applicable tax withholding amounts, for such exercise; (d) in any other manner previously approved by the Board or the Committee; or (e) through any combination of the foregoing. Securities purchased by the Optionee, by exercising the Option, shall be delivered to the Optionee as promptly as reasonably practicable after the exercise. However, if applicable, no such election to use shares of Stock for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements under Rule 16b-3(e) under the Securities Exchange Act of 1934, or any successor rule, to the extent applicable.

5. Rights as Stockholder. Neither the Optionee nor any executor or administrator of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock transferable hereunder unless and until such shares have been fully paid and the Optionee (or of such personal representative or administrator of the Optionee’s estate) has been entered as the stockholder of record on the books of the Company.

6. Withholding of Taxes. If the Company is obligated to withhold federal, state and local income taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of

Stock acquired by exercise of the Option, then the Optionee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in any manner set forth in Section 4(c) above.

7. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Option is granted, then, in the Board’s discretion, a proportionate and appropriate adjustment may be made by the Board in the number and kind of shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Option Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board shall, in such manner as it deems appropriate, adjust (i) the number and kind of shares subject to the Option and/or (ii) the Grant Price of the Option to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to 7(c) below, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event of a Change in Control, the Board may (i) make provisions in connection with such transaction for the continuation of the Option; (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under the Option; (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert the Option into an option of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity; (iv) terminate the Option effective upon the date of the applicable transaction and either make, within sixty (60) days after the date of the applicable transaction, a cash payment to the Optionee equal to the difference between the Grant Price of the Option and the Fair Market Value, as of the date of the applicable transaction, of the shares of Stock subject to the Option or give the Optionee the right to exercise, in whole or in part, the vested portion of the Option for thirty (30) days immediately before the occurrence of such termination; or (v) accelerate the expiration of the Option to a date not earlier than the fifteenth (15th) day after the date of the applicable transaction; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Optionee as determined at the time of such modification.

8. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the shares of Stock covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9. Restrictions On Transfer. Other than by will or under the laws of descent and distribution, the Optionee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of any unvested portion of the Option, whether outright or as security, with or without consideration, voluntary or involuntary. Any such transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

10. Interpretation of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Optionee and any other person entitled to receive the benefits of the Option as provided for herein.

11. Governing Law. The validity, interpretation and enforcement of this Agreement are governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws principles, and by the laws of the United States of America.

12. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Option provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

13. Notice. Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

14. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

OPTIONEE

DATE:

OPTIONEE’S ADDRESS: